EXHIBIT 31.1

                           APPLIED DNA SCIENCES, INC.
                  OFFICER'S CERTIFICATE PURSUANT TO SECTION 302

I, James A. Hayward, the Chief Executive Officer of Applied DNA Sciences, Inc., certify that:

       1. I have reviewed this Annual Report on Form 10-KSB of Applied DNA Sciences, Inc.;

       2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

       3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

       4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

               (a) Designed such disclosure  controls and procedures,  or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

               (b) [Omitted pursuant to SEC Release No. 33-8238];

               (c) Evaluated the effectiveness  of the small  business  issuer's disclosure controls  and  procedures  and  presented  in this
                   report  our conclusions   about  the   effectiveness  of  the
                   disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

               (d) Disclosed in this  report  any  change in the small  business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

       5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

               (a) All significant deficiencies  and material  weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

               (b) Any fraud, whether or not material,  that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: January 16, 2007

/s/ JAMES A. HAYWARD
James A. Hayward
Chief Executive Officer